EXHIBIT 16

June 12, 2006

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have read the statements made by Gaming & Entertainment Group, Inc., filed with the Commission, pursuant to Item 4.02(b) of Form 8-K/A. We agree with the statements and statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ J.H. COHN LLP

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